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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                 APRIL 20, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                              BENTON VENTURES, INC.
             (Exact name of Registrant as Specified in its Charter)

                         7633 EAST 63RD PLACE, SUITE 220
                                 TULSA, OK 74133
                    (Address of Principal Executive Offices)

                                 (918) 459-9689
                         (Registrant's Telephone Number)

                                 NOT APPLICABLE
                                (Former address)


DELAWARE                                0-29671                       73-1344983
(State or other jurisdiction)           (Commission File              (IRS Employer
of incorporation)                       File Number)                  Identification No.)

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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.


         (a) Pursuant to an Agreement and Plan of Reorganization dated as of April 11, 2000 ("Agreement") by and between Goldonline International, Inc., a Delaware corporation ("GDOL") and Ross Silvey, a resident of the state of Oklahoma.("Silvey"), GDOL acquired from Silvey on April 20, 2000, 5,000,000 common shares of Benton Ventures, Inc., a Delaware corporation ("Registrant") in exchange for 1,200,000 newly issued common shares of GDOL. The GDOL shares were issued from its authorized but unissued capital stock reserve. The 5,000,000 common shares of Registrant purchased by GDOL represent 100% of the issued and outstanding shares of Registrant on a fully diluted basis.

         Prior to the execution of the Agreement, control of the Registrant was held by Silvey who owned 100% of the issued and outstanding shares.

ITEM 6.           RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         On April 20, 2000, Ross Silvey resigned as the director and officer of the Registrant. Greg Gordon was appointed the director and elected President, Secretary and Treasurer of the Registrant.


ITEM 7.           EXHIBITS.

2.1 Agreement and Plan of Reorganization Dated April 11, 2000 By and Among Goldonline International, Inc. and Ross Silvey.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BENTON VENTURES, INC.



                                             BY/S/    GREG GORDON, PRESIDENT


DATE: APRIL 20, 2000